Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of PennyMac Financial Services, Inc. and the effectiveness of PennyMac Financial Services, Inc.'s internal control over financial reporting dated March 9, 2017, appearing in the Annual Report on Form 10-K of PennyMac Financial Services, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Los Angeles, California

May 31,  2017